1 Snap One Reports Fiscal Third Quarter 2022 Results Third Quarter Highlighted by Profitability and Major Product Announcements Continued Progress Towards ‘Only Here’ Strategy and Sustainable Long-Term Growth CHARLOTTE, N.C. – November 9, 2022 – Snap One Holdings Corp. (Nasdaq: SNPO) (“Snap One,” the “Company,” “we,” or “our”), a provider of smart living products, services, and software to professional integrators, reported financial results for the fiscal third quarter ended September 30, 2022. Recent Operational Highlights ● Continued to enhance the smart living experience by announcing the upcoming launch of additional innovative products at CEDIA Expo 2022, including: o Halo, a new family of Control4 remotes that feature an elegant, industrial design, a refined user interface, and many other enhancements. o Episode Radiance, a modular, all-in-a-single-wire outdoor audio and lighting system. o Vibrant Linear Lighting, which integrates color, temperature, and brightness into personalized automated scenes for a fully immersive lighting experience. o Luma x20 IP surveillance solution, which is NDAA-compliant, delivers AI-powered security features, and provides end customers with greater peace of mind, while simplifying installation and long-term maintenance. o Araknis wireless access points, recently released and enabling enhanced connection speeds with Wi-Fi 6 technology. Araknis access points are simple to set up and maintain thanks to built-in OvrC monitoring and management. ● Expanded proprietary product availability: o Launched WattBox power products internationally, supporting the expansion of OvrC- enabled devices in global markets. o Made Access Networks access points available for purchase on the Snap One portal. ● Continued commitment to strategic growth: o Launched Carbon Series ceiling mounts, a product designed for commercial applications like menu boards and digital signage. o Acquired Clare Controls, a provider of home automation and security products previously distributed by Snap One since 2019. Clare’s hybrid automation and security solution addresses the attractive middle market opportunity between lightly featured conventional security systems and luxury-level whole home control systems. o Opened a new domestic local branch in St. Louis, Missouri in July. The Company operates 33 locations domestically and 2 locations in Canada as of quarter end. ● Hosted inaugural Snap One Analyst & Investor Day in New York City, featuring prepared remarks from management, an integrator panel, and a partner showroom experience highlighting smart living solutions.

2 Post-Fiscal Third Quarter Updates ● Completed the acquisition of Parasol, a powerful 24/7 remote support service based on OvrC, creating new opportunities for Snap One Partners to focus on running their business while increasing profitability, productivity, and service levels to their customers. The acquisition builds on Snap One’s strategic investment in Parasol last year and affirms its commitment to supporting Partners across the entire project lifecycle. ● Secured incremental $55 million term loan to provide additional liquidity for general corporate purposes. The Company used most of the proceeds to pay down its existing revolving credit facility, with the remaining cash strengthening the balance sheet. Management Commentary “The third quarter reflects our continued commitment to our ‘Only Here’ strategy,” said CEO John Heyman. “In Q3, we announced several new product releases, including exciting advancements within our traditional residential offering and expanded applicability across both commercial and security markets. In addition, we continued to build our local branch footprint, completed our acquisition of Clare Controls, and hosted our inaugural Analyst and Investor Day, all highlights of our team’s diligent efforts this quarter. “We are focused on managing the business to deliver strong profitability amidst an uncertain operating environment. For the third quarter, we delivered $281.2 million in net sales, representing 7.9% year-over-year growth on an as-reported basis, with a net loss of $1.0 million and adjusted EBITDA of $31.9 million, representing 11.3% of net sales. While the unpredictable macroeconomic reality persists, we remain confident in our sustainable, long-term growth strategy and resilient team, and believe in the path ahead for Snap One.” Fiscal Third Quarter 2022 Financial Results Results compare 2022 fiscal third quarter end (September 30, 2022) to 2021 fiscal third quarter end (September 24, 2021) unless otherwise indicated. The Company’s fiscal third quarter in both years reflects a 13-week period. ● Net sales increased 7.9% to $281.2 million from $260.7 million in the comparable year-ago period. ● Contribution margin, a non-GAAP measurement of operating performance reconciled below, increased 4.0% to $113.8 million (40.5% of net sales) in the fiscal third quarter from $109.5 million (42.0% of net sales) in the comparable year-ago period. ● Selling, general and administrative (SG&A) expenses decreased 14.9% to $89.4 million (31.8% of net sales) from $105.0 million (40.3% of net sales) in the comparable year-ago period. ● Net loss decreased 95.3% to $1.0 million (-0.4% of net sales) compared to net loss of $21.5 million (-8.3% of net sales) in the comparable year-ago period. ● Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, decreased 0.8% to $31.9 million (11.3% of net sales) compared to $32.1 million (12.3% of net sales) in the comparable year-ago period. ● Adjusted net income, a non-GAAP measurement of operating performance reconciled below, decreased 11.0% to $14.9 million (5.3% of net sales) from $16.7 million (6.4% of net sales) in the comparable year-ago period. ● Net cash used in operating activities totaled $15.4 million in the nine-month period ended September 30, 2022, compared to net cash used in operating activities of $11.2 million in the comparable year-ago period.

3 ● Free cash flow, a non-GAAP measurement of operating performance reconciled below, totaled ($25.4) million in the nine-month period ended September 30, 2022, compared to ($18.1) million in the comparable year-ago period. ● At the end of the fiscal third quarter 2022, cash and cash equivalents were $35.5 million, compared to $40.6 million on December 31, 2021. Stock Repurchase Program On May 12, 2022, Snap One announced that its Board of Directors had approved a stock repurchase program that authorized potential repurchases of up to $25 million of its common stock from the date of approval through the end of 2023. Under the repurchase program, the Company may purchase shares of common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other strategies such as accelerated share repurchases. Snap One expects to fund the repurchase with its existing cash balance and cash generated from operations. As of September 30, 2022, the Company had repurchased 222,210 shares of its common stock at an aggregate principal value of $2.4 million. Fiscal 2022 Financial Outlook “As we turn to the fourth quarter, we anticipate recent market headwinds to persist,” Heyman continued. “While we remain steadfast in our growth algorithm over the long-term, we believe that it is prudent to acknowledge and adjust to economic conditions. Our fiscal 2022 guidance considers our year-to-date performance, pricing adjustments, the acquisition of Clare, which we expect to have a modest dilutive impact on consolidated results in the short term, ongoing FX headwinds, and our anticipation of continued market uncertainty.” “With these factors in mind, we are adjusting our full-year net sales and adjusted EBITDA guidance ranges from our previously published outlook. We now expect net sales in the fiscal year ending December 30, 2022 to range between $1.100 billion and $1.115 billion, which would represent an increase of 9% to 11% compared to the prior fiscal year on an as-reported basis, and 11% to 13% after adjusting fiscal 2021 to remove the impact of a 53rd week. “For fiscal 2022, we expect adjusted EBITDA to range between $109 million and $113 million, which would represent a decrease of -1.6% to an increase of 2.0% compared to the prior fiscal year on an as- reported basis. While we are adjusting our guidance range for the year, we maintain our focus on increasing profitability in the short-term. Overall, we remain committed to revolutionizing smart living and helping lead overall industry progress as we deliver long-term growth and margin expansion for Snap One.” Supplemental Earnings Presentation The Company has posted a supplemental earnings presentation accompanying its fiscal third quarter 2022 results to the Events & Presentations section of its Investor Relations website, which can be found at investors.snapone.com. Conference Call Snap One management will hold a conference call today, November 9, 2022 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results.

4 Company CEO John Heyman and CFO Mike Carlet will host the call, followed by a question-and-answer period. Registration Link: Click here to register Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Investor Relations at 949- 574-3860. The conference call will be broadcast live and available for replay here and via the Investor Relations section of Snap One's website. About Snap One As a leading distributor of smart living technology, Snap One empowers its vast network of professional integrators to deliver entertainment, connectivity, automation, and security solutions to residential and commercial end users worldwide. Snap One distributes an expansive portfolio of proprietary and third-party products through its intuitive online portal and local branch network, blending the benefits of e-commerce with the convenience of same-day pickup. The Company provides software, award-winning support, and digital workflow tools to help its integrator partners build thriving and profitable businesses. Additional information about Snap One can be found at snapone.com. Snap One intends to use its website as a means of disclosing material, non-public information and for complying with its disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of the Snap One website at investors.snapone.com. Accordingly, investors should monitor such portion of the website, in addition to following the Company’s press releases, Securities and Exchange Commission (“SEC”) filings and public conference calls and webcasts. Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including contribution margin, adjusted EBITDA, adjusted net income, and free cash flow. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial or operating performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP. We use the following non- GAAP measures to help us monitor the performance of our business, measure our performance, identify trends affecting our business and assist us in making strategic decisions: Contribution margin, which is defined as net sales less cost of sales, exclusive of depreciation and amortization, divided by net sales. Adjusted EBITDA, which is defined as net loss, plus interest expense, income tax benefit, depreciation, and amortization, other expense (income), net, further adjusted to exclude equity-based compensation, acquisition and integration related costs and certain other non-recurring, non-core, infrequent or unusual charges as described below. Adjusted net income, which is defined as net loss plus amortization further adjusted to exclude equity- based compensation, acquisition and integration related costs and certain non-recurring, non-core, infrequent or unusual charges, including the estimated tax impacts of these adjustments.

5 Free cash flow, which is defined as net cash provided by (used in) operating activities less capital expenditures (which consist of purchases of property and equipment as well as purchases of information technology, software development and leasehold improvements). Contribution margin, adjusted EBITDA, adjusted net income and free cash flow are key measures used by management to understand and evaluate our financial performance, trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and analyze investments in initiatives that are focused on cultivating new markets for our products and services. We believe contribution margin, adjusted EBITDA, adjusted net income and free cash flow are useful measurements for analysts, investors, and other interested parties to evaluate companies in our markets as they help identify underlying trends that could otherwise be masked by certain expenses that we do not consider indicative of our ongoing performance. Contribution margin, adjusted EBITDA, adjusted net income and free cash flow have limitations as analytical tools. These measures are not calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, contribution margin, adjusted EBITDA, adjusted net income and free cash flow may not be comparable to similarly titled metrics of other companies due to differences among the methods of calculation. We have not reconciled the forward-looking adjusted EBITDA guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results. Cautionary Statements Concerning Forward-Looking Statements Certain statements contained in this press release constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views with respect to, among other things, our operations, earnings and financial performance, including our guidance for 2022. You can identify these forward- looking statements by the use of words such as “outlook,” “indicator,” “believes,” “project,” “forecast,” “targets,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to the risks related to our business and industry, risks related to our products, risks related to our manufacturing and supply chain, risks related to our distribution channels, risks related to laws and regulations, risks related to cybersecurity and privacy, risks related to intellectual property, risks related to our international operations, risks related to our indebtedness, risks related to interest rate and exchange rate volatility, risks related to our financial statements, risks related to our common stock, and other risks as described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the annual period ended December 31, 2021 filed with the SEC on March 23, 2022, as amended by the Form 10-K/A filed with the SEC on April 25, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings.

6 The forward-looking statements speak only as of the date of this report, and, except as required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Contacts Media: Abigail Hanlon Director, Marketing Events & Public Relations Abigail.Hanlon@SnapOne.com Investors: Tom Colton and Matt Glover Gateway Investor Relations 949-574-3860 IR@SnapOne.com -Financial Tables to Follow-

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended	
	September 30, 2022	September 24, 2021	September 30, 2022	September 24, 2021
Net sales	$ 281,234	$ 260,746	$ 855,573	$ 734,519
Costs and expenses:				
Cost of sales, exclusive of depreciation and amortization	167,435	151,281	520,162	432,297
Selling, general and administrative expenses	89,379	105,005	271,300	259,019
Depreciation and amortization	14,812	14,287	44,667	42,197
Total costs and expenses	271,626	270,573	836,129	733,513
Income (loss) from operations	9,608	(9,827)	19,444	1,006
Other expenses (income):				
Interest expense	10,244	7,511	24,687	26,589
Other expense (income), net	620	6,931	137	6,422
Total other expenses	10,864	14,442	24,824	33,011
Loss before income taxes	(1,256)	(24,269)	(5,380)	(32,005)
Income tax benefit	(238)	(2,729)	(762)	(3,373)
Net loss	(1,018)	(21,540)	(4,618)	(28,632)
Net loss attributable to noncontrolling interest	(8)	(11)	(45)	(45)
Net loss attributable to Company	$ (1,010)	$ (21,529)	$ (4,573)	$ (28,587)
Net loss per share, basic and diluted	$ (0.01)	$ (0.31)	$ (0.06)	$ (0.46)
Weighted average shares outstanding, basic and diluted	74,650	68,672	74,567	62,369

7

snap one

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	As of	
	September 30, 2022	December 31, 2021
Assets		
Current assets:		
Cash and cash equivalents	$ 35,543	$ 40,577
Accounts receivable, net	54,171	52,620
Inventories, net	296,624	210,964
Prepaid expenses and other current assets	33,885	35,114
Total current assets	420,223	339,275
Long-term assets:		
Property and equipment, net	26,160	22,603
Goodwill	592,910	580,761
Other intangible assets, net	567,907	587,192
Operating lease right-of-use assets	54,133	—
Other assets	1,733	10,550
Total assets	$ 1,663,066	$ 1,540,381
Liabilities and stockholders' equity		
Current liabilities:		
Current maturities of long-term debt	$ 4,650	$ 3,488
Accounts payable	82,121	72,781
Accrued liabilities	82,334	75,517
Current operating lease liability	11,478	—
Current tax receivable agreement liability	10,191	—
Total current liabilities	190,774	151,786
Long-term liabilities:		
Revolving credit facility, net	55,723	—
Long-term debt, net of current portion	446,928	449,256
Deferred income tax liabilities, net	45,733	48,555
Operating lease liability, net of current portion	45,725	—
Tax receivable agreement liability, net of current portion	102,302	112,406
Other liabilities	21,706	30,103
Total liabilities	908,891	792,106
Commitments and contingencies (Note 15)		
Stockholders' equity:		
Common stock, $0.01 par value, 500,000 shares authorized; 74,668 shares issued and outstanding as of September 30, 2022 and 74,427 shares issued and outstanding at December 31, 2021	747	744
Preferred stock, $0.01 par value; 50,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	842,208	826,718
Accumulated deficit	(83,993)	(79,420)
Accumulated other comprehensive loss	(5,003)	(28)
Company's stockholders' equity	753,959	748,014
Noncontrolling interest	216	261
Total stockholders' equity	754,175	748,275
Total liabilities and stockholders' equity	$ 1,663,066	$ 1,540,381

8

Snap One Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended	
	September 30, 2022	September 24, 2021
Cash flows from operating activities:		
Net loss	$ (4,618)	$ (28,632)
Adjustments to reconcile net loss to net cash from operating activities:		
Depreciation and amortization	44,667	42,197
Amortization of debt issuance costs	1,388	4,208
Write-off of unamortized debt issuance costs	—	6,645
Deferred income taxes	(6,169)	(3,563)
Loss on sale and disposal of property and equipment	81	195
Equity-based compensation	17,937	16,629
Non-cash operating lease expense	9,859	—
Bad debt expense	532	443
Fair value adjustment to contingent value rights	(6,200)	1,200
Valuation adjustment to TRA liability	86	—
Provision for credit losses on notes receivable	5,872	—
Change in operating assets and liabilities:		
Accounts receivable	2,117	(4,097)
Inventories	(85,134)	(15,250)
Prepaid expenses and other assets	3,286	(23,959)
Accounts payable, accrued liabilities and operating lease liabilities	935	(7,255)
Net cash used in operating activities	(15,361)	(11,239)
Cash flows from investing activities:		
Acquisition of business, net of cash acquired	(30,539)	(26,077)
Purchases of property and equipment	(10,024)	(6,819)
Issuance of notes receivable	(600)	—
Other	75	(429)
Net cash used in investing activities	(41,088)	(33,325)
Cash flows from financing activities:		
Payments on long-term debt	(2,325)	(220,992)
Proceeds from revolving credit facility	57,000	—
Proceeds from initial public offering, net of offering costs	—	249,155
Repurchase and retirement of common stock	(2,410)	—
Net cash provided by financing activities	52,265	28,163
Effect of exchange rate changes on cash and cash equivalents	(850)	(466)
Net decrease in cash and cash equivalents	(5,034)	(16,867)
Cash and cash equivalents at beginning of the period	40,577	77,458
Cash and cash equivalents at end of the period	$ 35,543	$ 60,591
Supplementary cash flow information:		
Cash paid for interest	$ 14,904	$ 25,069
Cash paid for taxes, net	$ 4,943	$ 265
Noncash investing and financing activities:		
Noncash tax receivable agreement liability	$ —	$ 112,681
Noncash equity contribution	$ —	$ 10,025
Capital expenditure in accounts payable	$ 613	$ 237

9

Snap One Holdings Corp. and Subsidiaries
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended	
	September 30, 2022	September 24, 2021	September 30, 2022	September 24, 2021
Net loss	$ (1,018)	$ (21,540)	$ (4,618)	$ (28,632)
Interest expense	10,244	7,511	24,687	26,589
Income tax benefit	(238)	(2,729)	(762)	(3,373)
Depreciation and amortization	14,812	14,287	44,667	42,197
Other expense (income), net	620	6,931	137	6,422
Equity-based compensation	5,570	14,391	17,937	16,629
Acquisition and integration related costs[(a)]	284	58	562	294
Compensation expense for payouts in lieu of TRA participation[(b)]	279	10,641	837	10,641
IT system transition costs[(c)]	268	—	268	—
Deferred revenue purchase accounting adjustment[(d)]	14	129	164	418
Fair value adjustment to contingent value rights[(e)]	(125)	(1,640)	(6,200)	1,200
Deferred acquisition payments[(f)]	(23)	1,568	1,007	5,148
Provision for credit losses on notes receivable[(g)]	—	—	5,872	—
Initial public offering costs[(h)]	—	1,648	—	4,569
Other professional services costs[(i)]	610	—	1,823	—
Other[(j)]	578	886	765	2,693
Adjusted EBITDA	$ 31,875	$ 32,141	$ 87,146	$ 84,795

10

snap one

Snap One Holdings Corp. and Subsidiaries
Reconciliation of Net Loss to Adjusted Net Income
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended	
	September 30, 2022	September 24, 2021	September 30, 2022	September 24, 2021
Net loss	$ (1,018)	$ (21,540)	$ (4,618)	$ (28,632)
Amortization	12,536	12,293	37,794	36,260
Equity-based compensation	5,570	14,391	17,937	16,629
Foreign currency loss (gains)	137	469	124	278
Write-off of unamortized debt issuance costs	—	6,645	—	6,645
Acquisition and integration related costs[(a)]	284	58	562	294
Compensation expense for payouts in lieu of TRA participation[(b)]	279	10,641	837	10,641
IT system transition costs[(c)]	268	—	268	—
Deferred revenue purchase accounting adjustment[(d)]	14	129	164	418
Fair value adjustment to contingent value rights[(e)]	(125)	(1,640)	(6,200)	1,200
Deferred acquisition payments[(f)]	(23)	1,568	1,007	5,148
Provision for credit losses on notes receivable[(g)]	—	—	5,872	—
Initial public offering costs[(h)]	—	1,648	—	4,569
Other professional services costs[(i)]	610	—	1,823	—
Other[(j)]	976	830	1,028	2,587
Income tax effect of adjustments[(k)]	(4,619)	(8,761)	(14,492)	(16,406)
Adjusted Net Income	$ 14,889	$ 16,731	$ 42,106	$ 39,631

(a) Represents costs directly associated with acquisitions and acquisition-related integration activities. These costs also include certain restructuring costs (e.g., severance) and other third-party transaction advisory fees associated with the acquisitions.

(b) Represents non-recurring expense related to payments to certain pre-IPO owners in lieu of their participation in the TRA. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to the establishment of the TRA.

(c) Represents costs associated with the development, implementation, and transition to enterprise resource planning systems, customer resource management systems, and business intelligence systems. We believe these costs are discrete and non-ordinary course expenses incurred in the initiative to modernize our IT infrastructure, and therefore are not representative of the day-to-day operating performance of our business.

(d) Represents an adjustment related to the fair value of deferred revenue related to the Control4 acquisition.

(e) Represents noncash gains and losses recorded from fair value adjustments related to contingent value right ("CVR") liabilities. Fair value adjustments related to CVR liabilities represent potential obligations to the prior sellers in conjunction with the acquisition of the Company by investment funds managed by Hellman & Friedman, LLC ("H&F") in August 2017 and are based on estimates of expected cash payments to the prior sellers based on specified targets for the return on the original capital investment.

(f) Represents expenses incurred related to deferred payments to employees associated with our Control4 acquisition and other historical acquisitions. The deferred payments are cash retention

11

12 awards for key personnel from the acquired companies and are expected to be paid to employees through 2023. Management does not believe such costs are indicative of our ongoing operations as they are one-time awards specific to acquisitions and are incremental to our typical compensation costs incurred and we do not expect such costs to be reflective of future increases in base compensation expense. (g) Represents provision for credit losses on notes receivable related to the Company’s unsecured loan to Clare. (h) Represents expenses related to professional fees in connection with preparation for our IPO. (i) Represents professional service fees associated with the preparation for Sarbanes-Oxley compliance, the implementation of new accounting standards and accounting for non-recurring transactions. (j) Represents non-recurring expenses related to consulting, restructuring, and other expenses which management believes are not representative of our operating performance. (k) Represents the tax impacts with respect to each adjustment noted above after taking into account the impact of permanent differences using the statutory tax rate related to the applicable federal and foreign jurisdictions and the blended state tax rate.

13 Snap One Holdings Corp. and Subsidiaries Contribution Margin (in thousands) (Unaudited) (a) Cost of sales for the three months ended September 30, 2022 and September 24, 2021, excludes depreciation and amortization of $14,812 and $14,287, respectively. Cost of sales for the nine months ended September 30, 2022 and September 24, 2021, excludes depreciation and amortization of $44,667 and $42,197, respectively. Net sales $ 281,234 $ 260,746 $ 855,573 $ 734,519 Cost of sales, exclusive of depreciation and amortization (a) Net sales less cost of sales, exclusive of depreciation and amortization $ 113,799 $ 109,465 $ 335,411 $ 302,222 Contribution Margin % % % % Three Months Ended September 30, September 24, 40.5 42.0 2022 2021 167,435 151,281 520,162 432,297 39.2 41.1 Nine Months Ended September 30, September 24, 2022 2021

14 Snap One Holdings Corp. and Subsidiaries Free Cash Flow (in thousands) (Unaudited) Net cash used in operating activities $ (15,361) $ (11,239) Purchases of property and equipment Free Cash Flow $ (25,385) $ (18,058) (10,024) (6,819) Nine Months Ended September 30, September 24, 2022 2021

Snap One Holdings Corp. and Subsidiaries
Revenue by Geography
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended	
	September 30, 2022	September 24, 2021	September 30, 2022	September 24, 2021
United States integrators[a]	$ 230,173	$ 208,524	$ 694,254	$ 603,713
United States other[b]	14,940	19,037	46,107	41,746
International[c]	36,121	33,185	115,212	89,060
Total	$ 281,234	$ 260,746	$ 855,573	$ 734,519

(a) United States integrators is defined as professional "do-it-for-me" integrator customers who transact with Snap One through a traditional integrator channel and excludes the impact of recently acquired businesses domestically, specifically Access Networks.

(b) United States other is defined as recently acquired entities, specifically Access Networks, and revenue generated through managed transactions with non-integrator customers, such as national accounts.

(c) International consists of all integrators and distributors who transact with Snap One outside of the United States.

15

16 Snap One Holdings Corp. and Subsidiaries Revenue by Product Type (in thousands) (Unaudited) (a) Proprietary products consist of products and services internally developed by Snap One and sold under one of Snap One’s proprietary brands. (b) Third-party products consist of products that Snap One distributes but to which Snap One does not own the intellectual property. Proprietary products (a) $ 192,172 $ 184,640 $ 588,165 $ 517,095 Third-party products (b) Total $ 281,234 $ 260,746 $ 855,573 $ 734,519 89,062 76,106 Three Months Ended September 30, September 24, 2022 2021 267,408 217,424 Nine Months Ended September 30, September 24, 2022 2021